Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2024 relating to the consolidated financial statements of Global Mofy AI Limited (formerly known as Global Mofy Metaverse Limited) for the year ended September 30, 2023, which include an explanatory paragraph stating that we have not audited the adjustments to retrospectively apply the change related to the share splits and dual classification described in Note 12 and Note 14.

We were dismissed as auditors on October 9, 2024, and, accordingly, we have not performed any audit or review procedures with respect to any financial statements included in such Prospectus for the periods after the date of our dismissal.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

October 29, 2025

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com